Exhibit 10.1

Purchase Agreement

Hicks Dome and Kingman Rare Earth Projects

This Purchase Agreement (“Agreement”) is made and entered into by and between American Lithium Minerals, LLC, an Arizona limited liability company, Searchlight Strategic Resources, LLC, an Arizona limited liability company both with the address of 6440 Sky Pointe Dr., Ste 140-149, Las Vegas, NV 89131 (“Seller”), and Mag Magna Corp., a Wyoming corporation with an address of 4005 West Reno Ave., Las Vegas, NV 89118 (“Buyer”);

Recitals

A.       Seller owns private mineral rights (21 parcels) situated in Hardin County, Illiinois, more particularly described in Schedule “A” below and three (3) unpatented lode mining claims situated in Mohave County, Arizona, more particularly described in Schedule “B” below.

B.       Buyer desires to purchase from Seller and Seller desires to sell to Buyer all of Seller’s right, title and interest in and to the private mineral rights on the terms and conditions described below.

Now, therefore, in consideration of their mutual covenants and promises, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Definitions.

1.1.            “Area of Interest” means the area contained by the outer boundaries of the Properties in the case of the property described in Exhibit “A” and the area within a one-mile radius of the outer boundaries of the Properties, in the case of the property described in Exhibit “B.”.

1.2.            “Agreement” means this Purchase Agreement, including all amendments and modifications, and all schedules and exhibits (each individually an "Exhibit" and collectively the "Exhibits") attached to and by this reference incorporated in this Agreement.

1.3.            “Buyer” means Mag Magna Corp., a Wyoming corporation, and its successors and assigns.

1.4.            “Closing” means the delivery of documents and other items to be delivered by the parties, the exchange of consideration, and the consummation of the transactions contemplated under this Agreement.

1.5.            “Closing Date” means the date on which the Closing shall occur.

1.6.            “Properties” means collectively the 21 parcels of private mineral rights described in Schedule A (approximately 1,334.25 gross acres and 792.339 net acres), as well as the three (3) unpatented lode mining claims described in Schedule B; all of Seller’s right, title and interest in and to any assay results, chip trays, core, data, digital data, drill cuttings, information, imagery, maps, pulps, reports and samples acquired, created, developed or possessed by Seller and Buyer concerning the foregoing described mineral rights, which do not include ownership of the surface.

1.7.            “Royalty” means a 2% net smelter return (NSR) royalty on any commodities produced from the Property or from the Area of Interest by Purchaser or an affiliate of Purchaser or their respective successors or assignees. The Royalty shall be evidenced by the Royalty Deed.

1.8.            “Seller” means American Lithium Minerals, LLC, an Arizona limited liability company, and its successors and assigns for the Properties described in Schedule A and Searchlight Strategic Resources, LLC, an Arizona limited liability company, for the properties described in Schedule B.

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2.	Purchase and Sale.

2.1.            Sale of Property. Subject to all the terms and conditions of this Agreement and for the consideration described in this Agreement, Seller agrees to sell to Buyer and Buyer agrees to buy the Property (100% interest).

2.2.            Purchase Price. The purchase price for the Properties shall be US$300,000 (three hundred thousand) cash and 2,000,000 (two million) common shares of the Company, to be issued within 6 months of Closing date at a deemed price of $5 (five dollars) per shares, for a total consideration of $10,300,000. The cash payments are payable on the following timetable:

a.	$25,000 within 30 days of Closing;
b.	$25,000 within 90 days of Closing;
c.	$25,000 within 120 days of Closing;
d.	$125,000 on the first anniversary of Closing and
e.	$100,000 on the second anniversary of Closing.

In addition, Seller retains the Royalty.

2.3 Work Commitments. Buyer shall actively explore the Properties with a view to determining its mineral potential and the prospects for its development and eventual production. Work expenditures shall be reported by Buyer to Seller on an annual calendar year basis. Only work expenditures directly related to the Property, with overhead not to exceed 20% of such direct expenditures, shall be permitted. Minimum work requirements shall be as follows, with any excess over these amounts being carried forward to the next calendar year:

Calendar Year 2026 US$ 100,000

Calendar Year 2027 US$ 200,000

2.4 Property Tax. Buyer shall pay all property tax on the Property as may be due and payable on or after the Closing Date.

3.	Closing.

3.1.            Closing Date. The close of this Agreement shall be on or before January 6, 2026, or such other extended date as the parties agree, provided that the parties shall make a diligent effort to close the transaction as soon as possible following the parties’ execution of this Agreement. Buyer, at its election, exercisable in its sole and exclusive discretion, may accelerate the Closing by delivering notice to Seller.

3.2.            Closing Costs. Buyer shall pay all expenses, including recording fees and real property transfer taxes for the recording of the instruments necessary to convey title to Buyer under this Agreement.

3.3.            Delivery by Seller to Buyer. Upon payment in full of the Purchase Price and completion of the Work Commitments, Seller shall execute and deliver, as applicable, the following:

3.3.1.      A Deed of Private Mineral Rights (the “Deed”) executed by Seller conveying to Buyer the private mineral rights which comprise the Property.

3.3.2.      A declaration of value to be submitted on recording of the Deed and a declaration of value to be submitted on recording of the Royalty Deed to be executed and delivered by Buyer in accordance with Section 3.4.

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3.3.3.      A Bill of Sale executed by Seller.

3.3.4.      A certificate of Seller dated the Closing Date with the Internal Revenue Code Section 1445 and the regulations of the Internal Revenue Service.

3.3.5.      Seller shall also deliver to Buyer all of the data, information and samples and other physical elements of the Property possessed by Seller concerning or relating to the Property.

3.3.6.      Such other documents as may be necessary to close the transactions contemplated by this Agreement.

3.4.            Buyer's Delivery to Seller. Upon payment in full of the Purchase Price and completion of the Work Commitments, Buyer shall execute and deliver, as applicable, the following:

3.4.1.      A Royalty Deed.

3.4.2.      A declaration of value to be submitted upon recording of the Deed and a declaration of value to be submitted on recording of the Royalty Deed.

3.4.3.      Such other documents as may be necessary to close the transactions contemplated by this Agreement.

3.4.4.      The buyer shall retain a right of first refusal for the sale of the Royalty.

3.5.            Recording and Filing. Following the execution and delivery thereof, Buyer shall promptly record the Deed and Royalty Deed in the appropriate County or State Recorder office governing such matters. Buyer shall promptly deliver copies of the recorded and filed documents to Seller.

4.                  Seller's Covenants, Representations and Warranties. Seller represents and warrants to and in favor of Buyer as of the Effective Date and as of the Closing Date, and covenants, as follows, it being understood and agreed that Seller’s total liability under this Agreement, including but not limited to any liability for any breach of covenants, representations and warranties, shall not exceed the amount of $10,000:

4.1.            Authority. Seller has full power, legal right and authority to enter into this Agreement and the instruments which it is obligated to execute and deliver in accordance with the terms of this Agreement and to do all such acts and things as are required to be done, observed or performed by Seller in accordance with this Agreement.

4.2.            Valid Authorization of this Agreement. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the instruments which it is obligated to execute and deliver in accordance with this Agreement and to observe and perform the provisions of this Agreement and any such instrument to which it is a party in accordance with its terms.

4.3.            Validity of Agreement and Non-Conflict. Except as described in this Section, none of the authorization, creation, execution, delivery of this Agreement or any of the instruments which Seller is obligated to execute and deliver in accordance with this Agreement requires Seller to obtain any approval or consent of any governmental agency or authority having jurisdiction of Seller, nor is it in conflict with or contravention of, as applicable, the provisions of any material indenture, instrument, agreement or undertaking to which Seller is a party or by which it or any of its respective properties or assets are bound, including, without limitation, the Property. This Agreement and each instrument executed and delivered by Seller constitutes a valid and legally binding obligation of Seller and, when executed and delivered, of the instruments which Seller is obligated to execute and deliver in accordance with this Agreement will constitute valid and legally binding obligations of Seller, enforceable against it in accordance with their respective terms, except to the extent that the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or events relating to or affecting creditors' rights generally.

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4.4.            Title. Seller represents that Seller has created no liens, claims or encumbrances against the Property.

4.5.            Seller Not a Foreign Person. Seller is not a "foreign person" as defined under Section 1445(f) of the Internal Revenue Code of 1954, as amended.

4.6.            Seller’s Assets. The Property does not constitute all or substantially all of Seller’s assets.

5.                  Buyer's Covenants, Representations and Warranties. To induce Seller to enter this Agreement, Buyer represents and warrants to and in favor of Seller as of the Effective Date and as of the Closing Date, and covenants, as follows:

5.1.            Authority. Buyer has full power, legal right and authority to enter into this Agreement and the instruments which it is obligated to execute and deliver in accordance with the terms of this Agreement and to do all such acts and things as are required to be done, observed or performed by Buyer in accordance with this Agreement.

5.2.            Valid Authorization of this Agreement. Buyer has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the instruments which it is obligated to execute and deliver in accordance with this Agreement and to observe and perform the provisions of this Agreement and any such instrument to which it is a party in accordance with its terms.

6.                  Buyer’s Due Diligence. Before the Closing, Buyer shall have the right to enter onto the Property for the purpose of inspecting the Property and conducting such examinations, investigations and tests as Buyer in its sole discretion deems reasonable to conduct an assessment of the condition of and disturbances on the Property relative to applicable laws, regulations and ordinances. If at any time before the Closing Buyer determines as a result of its due diligence investigations that Buyer does not wish to close the transactions contemplated under this Agreement, Buyer shall deliver notice to Seller. Effective on Buyer’s delivery of such notice, this Agreement shall terminate and Buyer shall have no liabilities for the Property or obligations to Seller under this Agreement.

7.                  Notices. Any notices required or authorized to be given by this Agreement shall be in written form. Any notices required or authorized to be given by this Agreement may be sent by registered or certified delivery, postage prepaid and return receipt requested, addressed to the proper party at the following address or such address as the party shall have designated to the other parties in accordance with this paragraph. Any notice required or authorized to be given by this Agreement shall be deemed to have been sufficiently given or served in written form if mailed as provided herein, personally delivered to the proper party, or sent by telex, telegraph, telecopier, email, or other means of electronic transmission, and actually received by such party. Such notice shall be effective on the date of receipt by the addressee party.

If to Seller:	American Lithium Minerals, LLC
Attention: Barbara McIntyre Bauman
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
toymasters@aol.com

Searchlight Strategic Resources, LLC
Attention: Barbara McIntyre Bauman
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
toymasters@aol.com

If to Buyer:	Mag Magna Corp.
Attention: Harpreet Sangha
4005 West Reno Avenue, Suite F
Las Vegas, NV 89118
sanghaharp1964@gmail.com

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8.                  Binding Effect of Obligations. This Agreement shall be binding upon and inure to the benefit of the respective parties, and their personal representatives, successors and assigns.

9.                  Whole Agreement. The parties agree that the whole agreement between them is written in this Agreement. There are no terms or conditions, express or implied, other than in this Agreement. This Agreement may be amended or modified only by an instrument in writing, signed by the parties with the same formality as this Agreement.

10.              Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.

11.              Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

12.              Severability. If any part, term or provision of this Agreement is held by the Courts to be illegal or in conflict with any law of the United States or any state, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be invalid.

13.              Windfall Provision. In the event the United States Federal Government or an agency, instrumentality or sponsored entity thereof acquires the Property or a significant equity interest in the owner thereof within five (5) years of the Closing Date of this agreement, the Seller shall have a “put” of its royalty for 10% of the purchase price not to exceed US$10,000,000.

The parties have executed this Agreement effective on the date it is executed by both parties.

American Lithium Minerals, LLC

Searchlight Strategic Resources, LLC

By /s/ Barbara McIntyre Bauman

Barbara McIntyre Bauman

Manager

Date signed: January 19, 2026

Mag Magna Corp.

By /s/ Harpreet Sangha

Harpreet Sangha

Chief Executive Officer

Date signed: January 19, 2026

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SCHEDULE “A”

HARDIN COUNTY MINERAL RIGHTS

Parcel No. 1

AN UNDIVIDED 1/8 INTEREST IN MINERAL RIGHTS UNDER T11S R7E SECTION 12, THIRD PRINCIPAL MERIDIAN: SW ¼ NE ¼ AND N ½ SE ¼ , EXCEPT 1 ACRE CEMETERY. SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

AS DESCRIBED IN DEED DATED 04/04/06. BOOK 86, PAGE 57.

Permanent Index Number : 01-75-014-01-000

Parcel No. 2

AN UNDIVIDED ¾ INTEREST IN MINERAL RIGHTS UNDER T11S R7E SECTION 12, THIRD PRINCIPAL MERIDIAN: SW ¼ NE ¼ AND N ½ SE ¼ , EXCEPT 1 ACRE CEMETERY. SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

AS DESCRIBED IN DEED DATED 04/04/06. BOOK 86, PAGE 57.

Permanent Index Number : 01-75-014-03-000

Parcel No. 3

AN UNDIVIDED 48% INTEREST IN MINERAL RIGHTS UNDER T11S R7E SECTION 23, THIRD PRINCIPAL MERIDIAN: NE ¼ SE ¼ CONTAINING 40 ACRES. SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

AS DESCRIBED IN DEED DATED 04/04/06. BOOK 86, PAGE 58.

Permanent Index Number : 01-75-025-01-000

Parcel No. 4

AN UNDIVIDED 48% INTEREST IN MINERAL RIGHTS UNDER T11S R7E SECTION 24, THIRD PRINCIPAL MERIDIAN: W ½ SW ¼ CONTAINING 80 ACRES. SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

AS DESCRIBED IN DEED DATED 04/04/06. BOOK 86, PAGE 59.

Permanent Index Number : 01-75-031-02-000

Parcel No. 5

AN UNDIVIDED ONE-HALF (1/2) INTEREST IN AND TO MINERAL RIGHTS UNDER T11S R8E SECTION 8, THIRD PRINCIPAL MERIDIAN: SE ¼ , EXCEPT THE W ½ NW1/4 SE ¼ OF SAID SECTION 8. SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 02-75-113-01-000

Parcel No. 6

AN UNDIVIDED ONE-HALF (1/2) INTEREST IN AND TO MINERAL RIGHTS UNDER T11S R8E SECTION 17, THIRD PRINCIPAL MERIDIAN: N ½ NE ¼ NW ¼ CONTAINING IN THE AGGREGATE TWENTY (20) ACRES, MORE OR LESS. SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 02-75-139-01-000

Parcel No. 7

AN UNDIVIDED ONE-HALF (1/2) INTEREST IN AND TO MINERAL RIGHTS UNDER T11S R8E SECTION 19, THIRD PRINCIPAL MERIDIAN: NW 5/16 NW ¼ . SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 02-75-145-02-000

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Parcel No. 8

AN UNDIVIDED ONE-HALF (1/2) INTEREST IN AND TO MINERAL RIGHTS UNDER T11S R8E SECTION 19, THIRD PRINCIPAL MERIDIAN: SW ¼ NE ¼ SE ¼ AND NW ¼ SE ¼ . SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 02-75-146-02-000

Parcel No. 9

AN UNDIVIDED ONE-EIGHTH (1/8) INTEREST IN AND TO SUBSURFACE MINERAL RIGHTS UNDER T11S R9E SECTION 23, THIRD PRINCIPAL MERIDIAN: 200 ACRES IN THE SOUTHEAST CENTRAL 5/8 OF E ½ E 1/2 . SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 03-75-058-05-000

Parcel No. 10

AN UNDIVIDED ONE-FOURTH (1/4) INTEREST IN AND TO SUBSURFACE MINERAL RIGHTS UNDER T11S R9E SECTION 23, THIRD PRINCIPAL MERIDIAN: 200 ACRES IN THE SOUTHEAST CENTRAL 5/8 OF E ½ E 1/2 . SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 03-75-058-08-000

Parcel No. 11

AN UNDIVIDED ONE-EIGHTH (1/8) INTEREST IN AND TO SUBSURFACE MINERAL RIGHTS UNDER T11S R9E SECTION 24, THIRD PRINCIPAL MERIDIAN: NORTH 134 ACRES OF THE NW ¼. SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 03-75-062-04-000

Parcel No. 12

AN UNDIVIDED ONE-FOURTH (1/4) INTEREST IN AND TO SUBSURFACE MINERAL RIGHTS UNDER T11S R9E SECTION 24, THIRD PRINCIPAL MERIDIAN: NORTH 134 ACRES OF THE NW ¼. SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 03-75-062-07-000

Parcel No. 13

AN UNDIVIDED ONE-EIGHTH (1/8) INTEREST IN AND TO SUBSURFACE MINERAL RIGHTS UNDER T11S R9E SECTION 24, THIRD PRINCIPAL MERIDIAN: SOUTHWEST 99 ACRES OF THE W ½ W ½ . SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 03-75-065-05-000

Parcel No. 14

AN UNDIVIDED ONE-FOURTH (1/4) INTEREST IN AND TO SUBSURFACE MINERAL RIGHTS UNDER T11S R9E SECTION 24, THIRD PRINCIPAL MERIDIAN: SOUTHWEST 99 ACRES OF THE W ½ W ½ . SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 03-75-065-07-000

Parcel No. 15

AN UNDIVIDED ONE-HALF (1/2) INTEREST IN AND TO SUBSURFACE MINERAL RIGHTS UNDER T12S R8E SECTION 20, THIRD PRINCIPAL MERIDIAN: SOUTHERLY 19 ACRES OF THE CENTER OF SE ¼ SE ¼ . SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 06-75-047-02-000

Parcel No. 16

MINERAL RIGHTS ONLY UNDER T12S R8E SECTION 27, THIRD PRINCIPAL MERIDIAN: SOUTHERLY 52 ACRES OF THE NW ¼ . SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 06-75-058-01-000

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Parcel No. 17

MINERAL RIGHTS ONLY UNDER T12S R8E SECTION 29, THIRD PRINCIPAL MERIDIAN: 63 ½ ACRES IN S ½ SE ¼. SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 06-75-063-01-000

Parcel No. 18

MINERAL RIGHTS ONLY UNDER T12S R8E SECTION 32, THIRD PRINCIPAL MERIDIAN: S ½ NW ¼ EXCEPT 2.5 ACRES ON THE EAST SIDE. SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 06-75-069-02-000

Parcel No. 19

AN UNDIVIDED ONE-HALF (1/2) INTEREST IN AND TO SUBSURFACE MINERAL RIGHTS UNDER T12S R9E SECTION 3, THIRD PRINCIPAL MERIDIAN: S ½ SE ¼ CONTAINING 80 ACRES. SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 07-75-010-01-000

Parcel No. 20

MINERAL RIGHTS ONLY UNDER T13S R8E SECTION 5, THIRD PRINCIPAL MERIDIAN: THE SOUTH PART OF THE FRACTIONAL E ½ AND THE MID PART OF THE FRACTIONAL E ½, CONTAINING 65 ACRES MORE OR LESS. SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 10-75-073-01-000

Parcel No. 21

MINERAL RIGHTS ONLY UNDER T12S R8E SECTION 20, THIRD PRINCIPAL MERIDIAN: 5 acres in NE ¼ SE ¼; SE ¼ SE ¼, CONTAINING 45 ACRES, MORE OR LESS. SITUATED IN THE COUNTY OF HARDIN, STATE OF ILLINOIS.

Permanent Index Number : 06-75-047-04-000

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SCHEDULE “B”

RARE EARTH PROPERTIES

A-1

Kingman Feldspar Mine

Mohave County, Arizona

			Township / Range /	Approx
Claim	AMC#	Recording Info	Section	Acreage

KF #1	AMC400313	Fee 2010009210	T22N R17W Sec 26	20

KF #2	AMC400314	Fee 2010009211	T22N R17W Sec 26	20

A-2

Kingman Mineral “X”

Mohave County, Arizona

			Township / Range /	Approx
Claim	AMC#	Recording Info	Section	Acreage

Dragon X-1	AMC432429	Fee 2015018285	T20N R17W Sec 15	20

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